UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Town Center Drive, Suite 200, Dearborn, MI	48126-2716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 336-3000

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 10, 2006, Paul Oster resigned from the Amerigon Incorporated (“Amerigon” or the “Corporation”) Board of Directors by delivering his written resignation to the other members of such Board. Mr. Oster’s resignation was effective immediately. Mr. Oster had been elected to the Amerigon Board of Directors by the holders of Series A Preferred Stock (the “Series A Holders”), voting as a separate class.

Also on February 10, 2006, the Series A Holders filled the vacancy on the Amerigon Board of Directors created by Mr. Oster’s resignation by electing Robert T. Howard as a director by way of joint written consent. Mr. Howard is currently the President and Chief Executive Officer of TMW Enterprises, Inc. (“TMWE”). TMWE is the general partner of W III H Partners, L.P. (“W III H”), one of the Corporation’s largest shareholders. Prior to joining TMWE, Mr. Howard was President of Electro-Wire Products. Mr. Howard is a certified public accountant and graduated from Abilene Christian University in 1978 with a Bachelor of Business Administration degree in Accounting.

The Corporation outsources production of certain of its products to Millennium Plastics Technologies, LLC (“Millennium”). W III H owns a majority interest in Millennium and, as noted above, TMWE is the general partner of W III H and Mr. Howard is the President and Chief Executive Officer of TMWE. For the three and nine months ended September 30, 2005, the end of the period covered by Amerigon’s most recent Form 10-Q filing, Amerigon purchases from Millennium totaled $838,000 and $2,889,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/s/ Barry Steele
Barry Steele, Chief Financial Officer and Secretary

Date: February 15, 2006